As filed with the Securities and Exchange Commission on May 1, 2024

Registration File No. 333-278858

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(Exact name of registrant as specified in its charter)

Connecticut
(State or jurisdiction of incorporation or organization)

71-0294708
(I.R.S. Employer Identification Number)

One Orange Way, Windsor, Connecticut 06095-4774, 1-800-262-3862
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ian Macleod , Counsel
Security Life Of Denver Insurance Company
As administrator for Voya Retirement Insurance and Annuity Company
1475 Dunwoody Drive , West Chester, PA 19380
(763) 342-9164

As soon as practical after the effective date of this registration statement.
We request acceleration of the effective date of this Registration Statement to May 1, 2024.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated Filer	☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 8(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

Voya Retirement Insurance and Annuity Company is hereby filing this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-278858), originally filed on April 20, 2024, the (“Registration Statement”), to include the hyperlink for the Form 10-K incorporation references and amended Exhibit 16(23)(a) and Exhibit 16(107) originally filed with the Registration Statement. Accordingly, this Amendment No. 2 consists only of the facing page, this Explanatory Note, Page 20 of the Prospectus in Part I and Exhibit 16(23)(a) and Exhibit 16(107) in Part II of the Registration Statement and the Signature Page to the Registration Statement. The balance of the Registration Statement remains unchanged and has been omitted.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference the:
Annual Report on Form 10-K for the year ended December 31, 2023.

Form 10-K contains additional information about the Company and includes certified financial statements as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2021. We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Exchange Act since March 31, 2024. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The registration statements, of which this prospectus is a part and our Exchange Act filings, are available to the public on the SEC’s website at www.sec.gov, and we file these documents electronically according to EDGAR under CIK No. 0000837010.

You may request a free copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them). Please direct your request to:

Voya Retirement Insurance and Annuity Company Customer Service
One Orange Way Windsor, CT 06095-4774
1-800-584-6001

Inquiries

You may contact us directly by writing or calling to us at the address or phone number shown above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 1st day of May, 2024.

By:	VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(Depositor)

By:	Robert L. Grubka*
Robert L. Grubka President (Principal Executive Officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints Ian Macleod as such person’s true and lawful attorney and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signature	Title	Date

Robert L. Grubka*	Director and President
Robert L. Grubka	(Principal Executive Officer)

Youssef A. Blal*	Director
Youssef A. Blal

Neha V. Jain*	Director
Neha V. Jain

Michael R. Katz*	Director and Chief Financial Officer	May 1, 2024
Michael R. Katz	(Principal Financial Officer)

Francis G. O’Neill*	Director
Francis G. O’Neill

Tony D. Oh*	Chief Accounting Officer
Tony D. Oh	(Principal Accounting Officer)

Amelia J. Vaillancourt*	Director
Amelia J. Vaillancourt

Mona M. Zielke*	Director
Mona M. Zielke

By:	/s/ Ian Macleod
Ian Macleod *Attorney-in-Fact

* Executed by Ian Macleod on behalf of those indicated pursuant to Powers of Attorney filed as an exhibit to this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Exhibit

16(107)	Ex-Filing Fee Table

16(23)(a)	Consent of Independent Registered Public Accounting Firm